Exhibit 99.1

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of February 13, 2007 by and among Delta Mills, Inc., a Delaware corporation ("Seller"), Schwarz Properties, LLC, a North Carolina limited liability company ("Schwarz Properties"), and Schwarz Wallace, LLC, a North Carolina limited liability company ("Schwarz Wallace").

     WHEREAS, Seller and Schwarz Properties are party to that certain Purchase and Sale Agreement, dated as of December 4, 2006 (the "Original Agreement"), which provides, inter alia, for the sale to Schwarz Properties of all Seller's right, title and interest in, to and under the "Transferred Assets", as such Transferred Assets are defined in the Original Agreement and shall exist on the Closing Date (all capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Original Agreement); and

     WHEREAS, Schwarz Properties has requested Seller's agreement that, at the Closing, title to the Transferred Assets be transferred from Seller to Schwarz Wallace insead of Schwarz Properties; and

     WHEREAS, subject to the terms and conditions of this Amendment, Seller is willing to agree to such request;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. At the Closing Seller will transfer title to the Transferred Assets to Schwarz Wallace.

     2. Notwithstanding the definition of "Purchaser" in Section 9.1(a) of the Original Agreement, effective as of the date of this Amendment, subject to
Section 1 of this Amendment, (a) wherever the term "Purchaser" appears in the Original Agreement (including without limitation in Sections 1.2, 1.3 and 1.5(b)(ii) of the Original Agreement), it shall mean Schwarz Properties and Schwarz Wallace, jointly and severally, and (b) wherever the term "party" appears in the Original Agreement it shall include each of the parties to this Amendment.

     3. Section 1.5(a) of the Purchase Agreement is amended to the extent necessary to provide that the Closing will take place at the offices of Wyche, Burgess, Freeman & Parham, P.A., 44 East Camperdown Way, Greenville, South Carolina 29601, at 10 a.m., local time, on February 13, 2007.

     4. Except as amended by this Amendment and the Closing Agreement dated as of the date hereof, the Original Agreement remains in full force and effect.

     5. This Amendment inures to the benefit of and is binding upon each of the parties hereto and its respective successors and assigns.


                           [SIGNATURE PAGE TO FOLLOW]
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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                                                  DELTA MILLS, INC.


                                                  By:    /s/ W. H. Hardman, Jr.
                                                         ----------------------

                                                  Name:  W. H. Hardman Jr.

                                                  Title: Chief Financial Officer



                                                  SCHWARZ PROPERTIES, LLC


                                                  By:    /s/ Jeff Schwarz
                                                         ----------------

                                                  Name:  Jeff Schwarz

                                                  Title: Member



                                                  SCHWARZ WALLACE, LLC


                                                  By:    /s/ Jeff Schwarz
                                                         ----------------

                                                  Name:  Jeff Schwarz

                                                  Title: Member